UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2014

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 979-2012

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of WPX Energy, Inc. (together with its subsidiaries, the “Company”) has appointed Richard E. Muncrief, age 55, as President and Chief Executive Officer of the Company, effective as of May 15, 2014 (the “Effective Date”). The Board also appointed Mr. Muncrief as a Class II member of the Board, effective as of the resignation of James J. Bender, the Company’s interim President and Chief Executive Officer, as a member of the Board. As previously disclosed by the Company, Mr. Bender has agreed to resign as a Class II member of the Board immediately following the Company’s annual meeting of stockholders on May 22, 2014. Mr. Bender will step down as President and Chief Executive Officer of the Company on the Effective Date.

Mr. Muncrief has nearly thirty years of experience in the upstream and midstream energy business, and since June 2009 has served as Senior Vice President, Operations of Continental Resources, Inc. From August 2008 through May 2009, he served as Corporate Business Manager of Resource Production Company, and from September 2007 to August 2008 he served as President, Chief Operating Officer and as a director of Quest Midstream Partners, LP. From 1980 to 2007, he served in various managerial capacities with ConocoPhillips and its predecessor companies. Mr. Muncrief earned a bachelor of science degree in petroleum engineering technology from Oklahoma State University.

There are no arrangements or understandings between Mr. Muncrief and any other persons pursuant to which he was selected as a director of the Company. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Muncrief’s appointment as President and Chief Executive Officer, he and the Company have entered into an employment agreement with a three-year term (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Muncrief and the Company have agreed to enter into certain additional agreements on the Effective Date. The additional agreements include certain agreements that govern the terms of equity awards to be granted to him under the Company’s 2013 Incentive Plan (the “Equity Award Agreements”), certain agreements that govern the terms of one-time equity awards to be granted to him as an inducement to enter into an employment relationship with the Company (the “Equity Inducement Agreements”), and an agreement that will provide for certain payments and benefits in the event that his employment is terminated following a change in control of the Company (the “CIC Agreement”). The terms of the Employment Agreement, the Equity Award Agreements, the Equity Inducement Agreements and the CIC Agreement are summarized below. This summary is qualified in its entirety by reference to the texts of these agreements that are included in this Current Report as Exhibits 10.1 through 10.7 and are incorporated herein in their entirety.

Salary. Mr. Muncrief’s initial annual base salary rate will be $800,000.

Annual Cash Incentive Opportunity. Mr. Muncrief will participate in the Company’s Annual Incentive Plan (“AIP”), as the same may be in effect from time to time. His annual cash award target will be 100% of his salary earned during any applicable period, and actual payout as a percentage of target may vary from 0% to 250%, depending on performance by the Company against targets set under the AIP. Mr. Muncrief’s AIP payment for 2014 will be the greater of $800,000 or the amount that results from the performance of the Company against targets set for 2014 under the AIP.

Equity Award Agreements. The Company will grant Mr. Muncrief the following equity awards, as of the Effective Date, under the Company’s 2013 Incentive Plan:

•	An option to purchase 121,167 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price per share equal to the closing price of the Common Stock on the New York Stock Exchange on the Effective Date. This option award will vest in one-third increments on each anniversary of March 3, 2014, provided that Mr. Muncrief remains an active employee of the Company on such date.

•	70,120 time-based restricted stock units, which provide the right to receive Common Stock upon vesting. One third of these time-based RSUs will vest on each anniversary of March 3, 2014, provided that Mr. Muncrief remains an active employee of the Company on such date.

•	140,240 performance-based restricted stock units, which provide the right to receive Common Stock upon vesting. These performance-based RSUs will vest on March 3, 2017, provided that Mr. Muncrief remains an active employee of the Company on such date and the Company achieves a “total shareholder return,” measured against the total shareholder returns of its peer companies, that meets the performance targets set over the performance period. Depending on the Company’s relative total shareholder return, as measured against its peers, Mr. Muncrief has the opportunity to earn from 0% to 200% of the shares of Common Stock subject to this equity award. Notwithstanding the Company’s performance against its peers, Mr. Muncrief will receive no more than 100% of the shares of Common Stock subject to this award if total shareholder return over the performance period is negative.

To the extent set forth in the Equity Award Agreements, these equity awards will be subject to earlier payment upon death, disability, termination without cause, or resignation for “Good Reason,” as that term is defined the in Equity Award Agreements. All unvested equity awards will be forfeited in the event of a termination for cause.

Equity Inducement Agreements. The Company will grant Mr. Muncrief the following equity awards, as of the Effective Date, as an inducement to enter into an employment relationship. These equity awards will not be granted under the Company’s 2013 Incentive Plan and are intended to replace unvested, time-based equity awards that had been granted to Mr. Muncrief by his former employer. Forty percent of the replacement equity awards to be granted by the Company consist of time-based RSUs, as forty percent is approximately the proportion of time that Mr. Muncrief was employed during the vesting periods applicable to the equity awards granted by his former employer. The remaining sixty percent of replacement equity awards that the Company will grant to Mr. Muncrief are performance-based RSUs.

•	Time-based RSUs, which provide the right to receive Common Stock upon vesting, having an aggregate value equal to 40% of (i) the number of RSUs held by Mr. Muncrief with his former employer immediately prior to the Effective Date, multiplied by (ii) the closing trading price of his former employer’s common stock on the last trading day immediately prior to the Effective Date. These time-based RSUs will vest one year after the Effective Date, provided that Mr. Muncrief remains an active employee of the Company on such date.

•	Performance-based RSUs, which provide the right to receive Common Stock upon vesting, having an aggregate value equal to 60% of (i) the number of RSUs held by Mr. Muncrief with his former employer immediately prior to the Effective Date, multiplied by (ii) the closing trading price of his former employer’s common stock on the last trading day immediately prior to the Effective Date. Half of the shares of Common Stock subject to this award will vest if, at any time between the Effective Date and the third anniversary of the Effective Date (the “Performance Period”), the closing price of the Common Stock on the New York Stock Exchange (the “Closing Price”) is equal to or exceeds 115% of the Closing Price on the Effective Date for twenty consecutive trading days. The remaining half of shares of Common Stock subject to this award will vest if, at any time during the Performance Period, the Closing Price equals or exceed 130% of the Closing Price on the Effective Date for twenty consecutive trading days. Vested shares of Common Stock, if any, will be issued to Mr. Muncrief no earlier than the second anniversary of the Effective Date, and any such issuance is contingent on his remaining an active employee through such date.

To the extent set forth in the Equity Inducement Agreements, these equity awards are subject to earlier payment upon death, disability, termination without cause, or resignation for “Good Reason,” as that term is defined the in Equity Inducement Agreements. All unvested equity awards will be forfeited in the event of a termination for cause.

Termination of Employment. Under the Employment Agreement, which will terminate on the third anniversary of the Effective Date, Mr. Muncrief would be entitled to the following compensation upon termination of his employment (in addition to any vesting of his equity awards under the Equity Award Agreements and the Equity Inducement Agreements). Upon termination of the Employment Agreement, Mr. Muncrief will be employed at will by the Company.

•	If the Company terminates Mr. Muncrief without cause, he will be entitled to a cash payment equal to two times his annual base salary and target bonus, as well as a pro-rated payment under the AIP for the year in which he is terminated.

•	In the event of Mr. Muncrief’s death or disability, he or his estate will be entitled to a pro-rated payment under the AIP for the year in which death or disability occurs.

Under the CIC Agreement, if Mr. Muncrief is terminated without cause or resigns for “good reason” within two years of a change of control of the Company, he will be entitled to a cash payment equal to three times his annual base salary and target bonus as well as a pro-rated payment under the AIP for the year in which his employment terminates (in addition to any vesting of his equity awards under the Equity Award Agreements and the Equity Inducement Agreements).

Other. Mr. Muncrief will be entitled to the following additional benefits in connection with his appointment as President and Chief Executive Officer.

•	Annual reimbursement up to $7,500 for financial planning expenses.

•	Reimbursement for an annual executive physical.

•	Limited personal use of Company aircraft, subject to policies adopted from time to time by the Board of Directors.

•	Participation in the Company’s health and retirement plans.

•	A $50,000 lump sum payment in lieu of COBRA coverage upon certain termination events.

•	Reimbursement for relocation-related costs and expenses provided to other senior executives, including expenses for temporary housing.

•	Reimbursement up to $50,000 for reasonable legal fees and expenses incurred in connection with negotiation and preparation of agreements related to employment terms.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Employeement Agreement, dated April 29, 2014, between WPX Energy, Inc. and Richard E. Muncrief.

10.2	Form of Nonqualified Stock Option Agreement between WPX Energy, Inc. and Richard E. Muncrief.

10.3	Form of 2014 Time-Based Restricted Stock Unit Agreement between WPX Energy, Inc. and Richard E. Muncrief.

10.4	Form of 2014 Performance-Based Restricted Stock Unit Agreement between WPX Energy, Inc. and Richard E. Muncrief.

10.5	Form of Time-Based Restricted Stock Unit Inducement Award Agreement between WPX Energy, Inc. and Richard E. Muncrief.

10.6	Form of Performance-Based Restricted Stock Unit Inducement Award Agreement between WPX Energy, Inc. and Richard E. Muncrief.

10.7	Form of Change in Control Agreement between WPX Energy, Inc. and CEO (incorporated by reference to Exhibit 10.1 to WPX Energy, Inc.’s Current Report on Form 8-K (File No. 001-35322) filed with the SEC on July 23, 2012).

99.1	Press Release, dated May 1, 2014, issued by WPX Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz Vice President and Secretary

DATED: May 2, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employeement Agreement, dated April 29, 2014, between WPX Energy, Inc. and Richard E. Muncrief.

10.2	Form of Nonqualified Stock Option Agreement between WPX Energy, Inc. and Richard E. Muncrief.

10.3	Form of 2014 Time-Based Restricted Stock Unit Agreement between WPX Energy, Inc. and Richard E. Muncrief

10.4	Form of 2014 Performance-Based Restricted Stock Unite Agreement between WPX Energy, Inc. and Richard E. Muncrief.

10.5	Form of Time-Based Restricted Stock Unit Inducement Award Agreement between WPX Energy, Inc. and Richard E. Muncrief.

10.6	Form of Performance-Based Restricted Stock Unit Inducement Award Agreement between WPX Energy, Inc. and Richard E. Muncrief.

10.7	Form of Change in Control Agreement between WPX Energy, Inc. and CEO (incorporated by reference to Exhibit 10.1 to WPX Energy, Inc.’s Current Report on Form 8-K (File No. 001-35322) filed with the SEC on July 23, 2012).

99.1	Press Release, dated May 1, 2014, issued by WPX Energy, Inc.